Exhibit 99.1

UNDER ARMOUR REPORTS SECOND QUARTER FISCAL 2024 RESULTS;
UPDATES FISCAL 2024 OUTLOOK
BALTIMORE, Nov. 8, 2023 – Under Armour, Inc. (NYSE: UA, UAA) announced unaudited financial results for its second quarter fiscal 2024, which ended September 30, 2023. The company reports its financial performance following accounting principles generally accepted in the United States of America ("GAAP"). This press release refers to "currency neutral" amounts, which are non-GAAP financial measures described below under the "Non-GAAP Financial Information" paragraph.

“Our second quarter results, particularly profitability, exceeded our expectations,” said Under Armour President and CEO Stephanie Linnartz. “Consequently, we are maintaining our fiscal 2024 operating income and EPS outlook even as we lower our revenue expectations primarily in response to challenges in North America during the back half of the year.”

Linnartz continued, “As we execute against our strategic priorities, we will continue to take a balanced approach to driving profitability in the near term while taking the necessary steps to invest in the talent, systems, and processes to drive the top line growth that Under Armour is capable of over the long term.”

Second Quarter Fiscal 2024 Review
•Revenue was flat versus the prior year at $1.6 billion (down 1 percent currency neutral).
–Wholesale revenue decreased 1 percent to $940 million, and direct-to-consumer revenue increased 3 percent to $596 million due to a 2 percent increase in eCommerce revenue, which represented 35 percent of the total direct-to-consumer business in the quarter, and a 4 percent increase in owned and operated store revenue.
–North America revenue decreased 2 percent to $991 million, and international revenue increased 5 percent to $573 million (up 3 percent currency neutral). In the international business, revenue increased 9 percent in EMEA (up 4 percent currency neutral) and 3 percent in Asia-Pacific (up 7 percent currency neutral). Revenue declined 8 percent in Latin America (down 19 percent currency neutral).
–Apparel revenue increased 3 percent to $1.1 billion. Footwear revenue was down 7 percent to $351 million. Accessories revenue increased 3 percent to $114 million.
•Gross margin increased 260 basis points to 48.0 percent, driven primarily by supply chain benefits related to lower freight expenses, partially offset by a channel mix impact related to a normalization of off-price sales.
•Selling, general & administrative expenses increased 2 percent to $606 million.
•Operating income was $146 million.
•Net Income was $110 million.
•Diluted earnings per share was $0.24.
•Inventory was up 6 percent to $1.1 billion.
•Cash and Cash Equivalents were $656 million at the end of the quarter, and no borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Share Buyback Update
Under Armour repurchased $50 million of its Class C common stock during the second quarter, reflecting 7.6 million shares retired. As of September 30, 2023, 42.5 million shares for $475 million had been repurchased under its two-year, $500 million program, which the Board of Directors approved in February 2022.

Fiscal 2024 Outlook
Key points related to Under Armour's fiscal year 2024 outlook include:
•Revenue is expected to be down 2 to 4 percent versus the previous expectation of "flat to up slightly."
•Gross margin is expected to be up 100 to 125 basis points versus the previous expectation of up 25 to 75 basis points.
•Selling, general & administrative expenses are expected to be "flat to down slightly" versus the previous expectation of "flat to up slightly."
•Operating income remains unchanged from the previous expectation of $310 million to $330 million.
•Effective tax rate remains unchanged from the previous expectation of a low twenties percentage range.
•Diluted earnings per share remain unchanged from the previous expectation of between $0.47 and $0.51.
•Capital expenditures are now expected to reach between $230 million and $250 million.

Conference Call and Webcast
Under Armour will hold its second quarter fiscal 2024 conference call today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay about three hours after the live event.

Non-GAAP Financial Information
This press release refers to “currency-neutral” results. Management believes this information is helpful to investors to compare the company’s results of operations period-over-period because it enhances visibility into its actual underlying results, excluding these impacts. Currency-neutral financial information is calculated to exclude changes in foreign currency exchange rates. These supplemental non-GAAP financial measures should not be considered in isolation. They should be contemplated in addition to, and not as an alternative to, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.
Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, our future financial condition or results of operations, our prospects and strategies for future growth, expectations regarding promotional activities, freight, product cost pressures, and foreign currency impacts, the impact of global economic conditions and inflation on our results of operations, the development and introduction of new products, the implementation of our marketing and branding strategies, the future benefits and opportunities from significant investments, and the impact of litigation or other proceedings. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions, including inflation, that could affect overall consumer spending in our industry; the impact of the COVID-19 pandemic on our industry and our business, financial condition and results of operations, including impacts on the global supply chain; failure of our suppliers, manufacturers or logistics providers to produce or deliver our products in a timely or cost-effective manner; labor or other disruptions at ports or our suppliers or manufacturers; increased competition causing us to lose market share or reduce the prices of our products or to increase our marketing efforts significantly; fluctuations in the costs of raw materials and commodities we use in our products and costs related to our supply chain (including labor); changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer shopping and engagement preferences and consumer demand for our products and manage our inventory in response to changing demands; loss of key customers, suppliers or manufacturers; our ability to effectively market and maintain a positive brand image; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; the impact of global events beyond our control, including military conflicts; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively meet the expectations of our stakeholders with respect to environmental, social and governance practices; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively drive operational efficiency in our business; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; risks related to data security or privacy breaches; and our potential exposure to litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the statement’s date or to reflect unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Amanda Miller
SVP, Investor Relations & Corporate Development	SVP, Chief Communications Officer
(410) 246-6810	(408) 219-0563

Under Armour, Inc.
For the Three and Six Months Ended September 30, 2023, and 2022
(Unaudited; in thousands, except per share amounts)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

	Three Months Ended September 30,				Six Months Ended September 30,
in '000s	2023	% of Net Revenues	2022	% of Net Revenues	2023	% of Net Revenues	2022	% of Net Revenues
Net revenues	$1,566,710	100.0%	$1,573,885	100.0%	$2,883,722	100.0%	$2,922,942	100.0%
Cost of goods sold	814,715	52.0%	860,051	54.6%	1,523,991	52.8%	1,578,911	54.0%
Gross profit	751,995	48.0%	713,834	45.4%	1,359,731	47.2%	1,344,031	46.0%
Selling, general and administrative expenses	606,236	38.7%	594,424	37.8%	1,193,042	41.4%	1,190,138	40.7%
Income (loss) from operations	145,759	9.3%	119,410	7.6%	166,689	5.8%	153,893	5.3%
Interest income (expense), net	(373)	—%	(3,555)	(0.2)%	(1,999)	(0.1)%	(9,560)	(0.3)%
Other income (expense), net	(6,429)	(0.4)%	(5,771)	(0.4)%	(12,814)	(0.4)%	(20,012)	(0.7)%
Income (loss) before income taxes	138,957	8.9%	110,084	7.0%	151,876	5.3%	124,321	4.3%
Income tax expense (benefit)	29,494	1.9%	22,251	1.4%	33,465	1.2%	27,908	1.0%
Income (loss) from equity method investments	151	—%	(908)	(0.1)%	(248)	—%	(1,806)	(0.1)%
Net income (loss)	$109,614	7.0%	$86,925	5.5%	$118,163	4.1%	$94,607	3.2%

Basic net income (loss) per share of Class A, B and C common stock	$0.25		$0.19		$0.27		$0.21
Diluted net income (loss) per share of Class A, B and C common stock	$0.24		$0.19		$0.26		$0.20
Weighted average common shares outstanding Class A, B and C common stock
Basic	443,525		454,322		444,195		456,357
Diluted	453,715		464,141		454,107		466,143

Under Armour, Inc.
For the Three and Six Months Ended September 30, 2023, and 2022
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended September 30,			Six Months Ended September 30,
in '000s	2023	2022	% Change	2023	2022	% Change
Apparel	$1,070,437	$1,038,268	3.1%	$1,895,097	$1,906,696	(0.6)%
Footwear	351,202	375,885	(6.6)%	714,872	723,136	(1.1)%
Accessories	113,933	111,117	2.5%	211,795	207,948	1.8%
Net Sales	1,535,572	1,525,270	0.7%	2,821,764	2,837,780	(0.6)%
Licensing revenues	28,646	33,123	(13.5)%	53,718	61,258	(12.3)%
Corporate Other (1)	2,492	15,492	(83.9)%	8,240	23,904	(65.5)%
Total net revenues	$1,566,710	$1,573,885	(0.5)%	$2,883,722	$2,922,942	(1.3)%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended September 30,			Six Months Ended September 30,
in '000s	2023	2022	% Change	2023	2022	% Change
Wholesale	$939,725	$948,154	(0.9)%	$1,681,683	$1,739,840	(3.3)%
Direct-to-consumer	595,847	577,116	3.2%	1,140,081	1,097,940	3.8%
Net Sales	1,535,572	1,525,270	0.7%	2,821,764	2,837,780	(0.6)%
License revenues	28,646	33,123	(13.5)%	53,718	61,258	(12.3)%
Corporate Other (1)	2,492	15,492	(83.9)%	8,240	23,904	(65.5)%
Total net revenues	$1,566,710	$1,573,885	(0.5)%	$2,883,722	$2,922,942	(1.3)%

NET REVENUES BY SEGMENT

	Three Months Ended September 30,			Six Months Ended September 30,
in '000s	2023	2022	% Change	2023	2022	% Change
North America	$991,393	$1,011,823	(2.0)%	$1,818,045	$1,921,179	(5.4)%
EMEA	287,091	262,679	9.3%	513,732	467,860	9.8%
Asia-Pacific	232,065	225,729	2.8%	434,297	402,394	7.9%
Latin America	53,669	58,162	(7.7)%	109,408	107,605	1.7%
Corporate Other (1)	2,492	15,492	(83.9)%	8,240	23,904	(65.5)%
Total net revenues	$1,566,710	$1,573,885	(0.5)%	$2,883,722	$2,922,942	(1.3)%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program, as well as subscription revenues from the Company's MapMyRun and MapMyRide platforms (collectively "MMR") and revenue from other digital business opportunities.

Under Armour, Inc.
For the Three and Six Months Ended September 30, 2023, and 2022
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended September 30,				Six Months Ended September 30,
in '000s	2023	% of Net Revenues (2)	2022	% of Net Revenues (2)	2023	% of Net Revenues (2)	2022	% of Net Revenues (2)
North America	$215,457	21.7%	$209,206	20.7%	$373,508	20.5%	$399,130	20.8%
EMEA	40,697	14.2%	35,895	13.7%	71,646	13.9%	54,076	11.6%
Asia-Pacific	54,608	23.5%	46,134	20.4%	70,006	16.1%	66,079	16.4%
Latin America	13,644	25.4%	7,177	12.3%	19,421	17.8%	13,411	12.5%
Corporate Other (1)	(178,647)	NM	(179,002)	NM	(367,892)	NM	(378,803)	NM
Income (loss) from operations	$145,759	9.3%	$119,410	7.6%	$166,689	5.8%	$153,893	5.3%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program, as well as subscription revenues from the Company's MapMyRun and MapMyRide platforms (collectively "MMR") and revenue from other digital business opportunities. Corporate Other also includes expenses related to the Company's central supporting functions.
(2) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).

Under Armour, Inc.
As of September 30, 2023, and March 31, 2023
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

in '000s	September 30, 2023	March 31, 2023
Assets
Current assets
Cash and cash equivalents	$655,866	$711,910
Accounts receivable, net	805,197	759,860
Inventories	1,143,872	1,190,253
Prepaid expenses and other current assets, net	266,825	297,563
Total current assets	2,871,760	2,959,586
Property and equipment, net	687,804	672,736
Operating lease right-of-use assets	449,210	489,306
Goodwill	474,443	481,992
Intangible assets, net	8,129	8,940
Deferred income taxes	196,932	186,167
Other long-term assets	58,275	58,356
Total assets	$4,746,553	$4,857,083
Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$80,919	$—
Accounts payable	542,309	649,116
Accrued expenses	312,494	354,643
Customer refund liabilities	149,451	160,533
Operating lease liabilities	138,610	140,990
Other current liabilities	59,321	51,609
Total current liabilities	1,283,104	1,356,891
Long-term debt, net of current maturities	594,655	674,478
Operating lease liabilities, non-current	657,551	705,713
Other long-term liabilities	121,501	121,598
Total liabilities	2,656,811	2,858,680
Total stockholders’ equity	2,089,742	1,998,403
Total liabilities and stockholders’ equity	$4,746,553	$4,857,083

Under Armour, Inc.
For the Six Months Ended September 30, 2023 and 2022
(Unaudited; in thousands)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended September 30,
in '000s	2023	2022
Cash flows from operating activities
Net income (loss)	$118,163	$94,607
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	71,177	68,007
Unrealized foreign currency exchange rate (gain) loss	21,145	16,338
Loss on disposal of property and equipment	696	1,074
Amortization of bond premium and debt issuance costs	1,096	1,096
Stock-based compensation	23,357	19,708
Deferred income taxes	(10,788)	(2,021)
Changes in reserves and allowances	18,471	4,452
Changes in operating assets and liabilities:
Accounts receivable	(52,721)	(90,331)
Inventories	33,270	(266,824)
Prepaid expenses and other assets	(10,934)	(15,486)
Other non-current assets	49,659	(36,932)
Accounts payable	(120,353)	167,149
Accrued expenses and other liabilities	(75,751)	19,034
Customer refund liabilities	(11,244)	(5,475)
Income taxes payable and receivable	9,000	23,105
Net cash provided by (used in) operating activities	64,243	(2,499)
Cash flows from investing activities
Purchases of property and equipment	(84,144)	(93,864)
Earn-out from the sale of the MyFitnessPal platform	45,000	35,000
Net cash provided by (used in) investing activities	(39,144)	(58,864)
Cash flows from financing activities
Common shares repurchased	(50,000)	(50,000)
Employee taxes paid for shares withheld for income taxes	(2,318)	(803)
Proceeds from exercise of stock options and other stock issuances	1,781	2,015
Net cash provided by (used in) financing activities	(50,537)	(48,788)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(28,671)	(43,962)
Net increase in (decrease in) cash, cash equivalents and restricted cash	(54,109)	(154,113)
Cash, cash equivalents and restricted cash
Beginning of period	727,726	1,022,126
End of period	$673,617	$868,013

Under Armour, Inc.
For the Three and Six Months Ended September 30, 2023
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency-neutral net revenue, a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY-NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three Months Ended September 30, 2023	Six Months Ended September 30, 2023
Total Net Revenue
Net revenue growth - GAAP	(0.5)%	(1.3)%
Foreign exchange impact	(0.6)%	0.1%
Currency neutral net revenue growth - Non-GAAP	(1.1)%	(1.2)%

North America
Net revenue growth - GAAP	(2.0)%	(5.4)%
Foreign exchange impact	0.2%	0.5%
Currency neutral net revenue growth - Non-GAAP	(1.8)%	(4.9)%

EMEA
Net revenue growth - GAAP	9.3%	9.8%
Foreign exchange impact	(5.3)%	(2.7)%
Currency neutral net revenue growth - Non-GAAP	4.0%	7.1%

Asia-Pacific
Net revenue growth - GAAP	2.8%	7.9%
Foreign exchange impact	3.8%	5.0%
Currency neutral net revenue growth - Non-GAAP	6.6%	12.9%

Latin America
Net revenue growth - GAAP	(7.7)%	1.7%
Foreign exchange impact	(11.6)%	(9.7)%
Currency neutral net revenue growth - Non-GAAP	(19.3)%	(8.0)%

Total International
Net revenue growth - GAAP	4.8%	8.1%
Foreign exchange impact	(2.2)%	(0.3)%
Currency neutral net revenue growth - Non-GAAP	2.6%	7.8%

Under Armour, Inc.
As of September 30, 2023, and 2022
COMPANY-OWNED & OPERATED DOOR COUNT

	September 30,
	2023	2022
Factory House	178	178
Brand House	19	18
North America total doors	197	196

Factory House	172	162
Brand House	81	79
International total doors	253	241

Factory House	350	340
Brand House	100	97
Total doors	450	437